PHINDER TECHNOLOGIES INC - OTC BB symbol (PHDT)

Toronto, February 15, 2007. Phinder has new symbol “PHDT”

Phinder Technologies Inc. is pleased to announce that Nasdaq has processed its filing for the redomicile from Canada to Florida, U.S.A and trading under the new symbol “PHDT” has taken effect.

Phinder Technologies provides IP-based, end-to-end networking and telecommunications solutions. The company sells converged telecommunication products to operators in both emerging and established telecommunications markets worldwide.

FRANKFURT - WKN #:  A0DQU5

For Investor Relations contact:

David Putnam
Email: ir@phinder.com
416-815-1771 ext.227

www.phinder.com

In compliance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PHDTF notes that statements contained in this announcement that are not historical facts may be forward - looking statements that are subject to a variety of risks and uncertainties. Accordingly, PHDTF wishes to caution readers of this announcement that its future actual results may differ materially from those that any forward - looking statements may imply. There is no assurance the above - described events will be completed. There can be no assurance of the ability of the company to achieve sales goals, obtain contracts or financing, consummate acquisitions or achieve profitability in the future. The above and additional factors are discussed in detail in the company's filings with the U.S. Securities and Exchange Commission. These may be viewed at www.sec.gov and many other Web sites without charge.